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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                             CABOT INDUSTRIAL TRUST
             (Exact name of registrant as specified in its charter)

      MARYLAND                                           04-3397866
(State of Organization)                   (I.R.S. Employer Identification No.)

   TWO CENTER PLAZA
      SUITE 200                                            02108
BOSTON, MASSACHUSETTS                                   (Zip Code)
(Address of principal executive offices)

       Securities to be registered pursuant to Section 12(b) of the Act:

         TITLES OF EACH CLASS                  NAME OF EXCHANGE ON WHICH
         TO BE SO REGISTERED                 EACH CLASS IS TO BE REGISTERED
         ---------------------               ------------------------------

Common Shares of Beneficial Interest,           New York Stock Exchange
       par value $.01 per share


       Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE

                                (Title of Class)

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Item 1.   Description of Registrant's Securities to be Registered.
          -------------------------------------------------------

     A complete description of the common shares of beneficial interest, par value $.01 per share (the "Shares") to be registered hereunder is contained under the caption "Description of Shares of Beneficial Interest" in the Prospectus forming a part of the Form S-11 Registration Statement (File No. 333-38383) of Cabot Industrial Trust ("Cabot"), originally filed on October 21, 1996, as amended, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). Such description is hereby incorporated by reference and any description included in a form of prospectus subsequently filed by Cabot pursuant to Rule 424(b) under the Securities Act shall alos be deemed to be incorporated herein by reference.

Item 2.   Exhibits.
          --------

          1. Amended and Restated Declaration of Trust, dated January __, 1998 (Incorporated by reference to Exhibit 3.1 to Cabot's Registration Statement on Form S-11, File No. 333-38383)

          2. Bylaws of Cabot (Incorporated by reference to Exhibit 3.2 to Cabot's Registration Statement on Form S-11, File No. 333-38383)

          3. Form of share certificate for common shares of beneficial interest, par value $.01 per share, of Cabot (Incorporated by reference to Exhibit 3.4 to Cabot's Registration Statement on Form S-11, File No. 333-38383)
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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    CABOT INDUSTRIAL TRUST



                                    By: /s/ Neil E. Waisnor
                                        ----------------------------------
                                         Neil E. Waisnor,
                                         Vice President - Finance, Treasurer and
                                         Secretary


Date:  January 27, 1998